Reading International Appoints Ellen Cotter

President and Chief Executive Officer

Los Angeles, California: January 11, 2016 – Reading International, Inc. (NASDAQ: RDI) announced today that its Board of Directors has appointed Ellen Cotter as President and Chief Executive Officer, effective immediately.

William Gould, Lead Independent Director of Reading International’s Board of Directors, said, “After conducting a thorough search process, it is clear that Ellen is best suited to lead Reading moving forward.  We have worked closely with Ellen in her role as Chairman and Interim CEO and have been impressed by her leadership, passion and commitment to Reading.  Ellen’s experience with Reading and sizable equity interest in the Company is a great combination as we enter the next chapter of our history.”

Ms. Cotter said “I am excited and honored to be appointed President and CEO of Reading.  We made great strides in executing on our strategic plan this past year, and I remain incredibly optimistic about our prospects for continued growth and success.  I look forward to working with our team at Reading to continue to deliver best-in-class cinematic experiences for our guests and leveraging our real estate portfolio to drive enhanced value for stockholders.”

Ms. Cotter has served as Interim Chief Executive Officer since June 12, 2015 and has worked at Reading in various capacities since 1998, and for the past 15 years, has served as the senior operating officer of the Company’s US cinema operations.  Ms. Cotter has been a member of Reading International’s Board of Directors since March 2013 and was appointed Chairman of the Board in August 2014.  Ms. Cotter personally owns 799,765 shares of Reading’s Class A Stock and 50,000 shares of Class B Stock.

About Ellen Cotter

Ellen M. Cotter has been a member of our Company’s Board of Directors since March 2013, and in August 2014 was appointed Chairman of the Board.  She joined Reading International, Inc. in 1998 and brings to the position her 18 years of experience working in both the United States and Australia.  For the past 15 years, she has served as the senior operating officer of our Company’s domestic cinema operations.  In recognition of her contributions to the independent film industry, Ms. Cotter was awarded the first Gotham Appreciation Award at this year's Gotham Independent Film Awards.  She was also inducted into the ShowEast Hall of Fame.  Ms. Cotter is a graduate of Smith College and holds a Juris Doctorate from Georgetown University Law Center.  Prior to joining our Company, Ms. Cotter was a corporate attorney with the law firm of White & Case in New York, New York.

About Reading International, Inc.

Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets. Our business consists primarily of:

▪	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and
▪

the development, ownership, and operation of retail and commercial real estate in Australia, New Zealand, and the United States, including Entertainment Themed Retail Centers in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide business under various different brands:

▪	in the United States, under the
o	Reading Cinema brand (http://www.readingcinemasus.com);
o	Angelika Film Center brand (http://www.angelikafilmcenter.com);
o	Consolidated Theatres brand (http://www.consolidatedtheatres.com);
o	City Cinemas brand (http://www.citycinemas.com);
o	Beekman Theatre brand (http://www.beekmantheatre.com);
o	The Paris Theatre brand (http://www.theparistheatre.com);

o	Liberty Theatres brand (http://libertytheatresusa.com); and

o	Village East Cinema brand (http://www.villageeastcinema.com).
▪	in Australia, under the
o	Reading Cinema brand (http://www.readingcinemas.com.au);
o	Newmarket brand (http://readingnewmarket.com.au); and
o	Red Yard Entertainment Centre (http://www.redyard.com.au).

▪	in New Zealand, under the
o	Reading Cinema brand (http://www.readingcinemas.co.nz);
o	Rialto brand (http://www.rialto.co.nz);
o	Reading Properties brand (http://readingproperties.co.nz); and
o	Courtenay Central brand (http://www.readingcourtenay.co.nz).

For more information:

Dev Ghose, Chief Financial Officer

Reading International, Inc.

(213) 235-2240

or

Kelly Sullivan, Scott Bisang or Matthew Gross

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449